UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Fidelity Private Credit Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01645	87-2722334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 26, 2024, in connection with the Loan and Security Agreement, dated as of August 25, 2022 (as amended from time to time prior to the date hereof, the “Agreement”), among Fidelity Direct Lending Fund I JSPV LLC (“JSPV”), a wholly-owned subsidiary of Fidelity Private Credit Company LLC (the “Fund”), as borrower, the Fund, as portfolio manager, the lenders party thereto, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, and State Street Bank and Trust Company, as collateral administrator, collateral agent and securities intermediary, JSPV exercised its right pursuant to the terms of the Agreement to request a Commitment increase and JPM agreed to participate in an increase of its Tranche A Financing Commitment from $750 million to $800 million. As a result, the total Financing Commitment under the Agreement increase from $950 million to $1 billion.

The foregoing description above is only a summary of material provisions of the First Commitment Increase Request and is qualified in its entirety by reference to a copy of the First Commitment Increase Request, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Agreement.

Item 2.03 Creation of a Direct Financial Obligation

The information included under Item 1.01 above regarding the Agreement is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers

On November 6, 2024, the Board of Directors of Fidelity Private Credit Company LLC (the “Fund”) appointed Nicole Macarchuk as Secretary and Chief Legal Officer (“CLO”) of the Fund, effective on December 1, 2024.

Ms. Macarchuk also serves as an officer of other funds and as CLO of certain Fidelity entities. Ms. Macarchuk is a Senior Vice President, Deputy General Counsel (2024-present) and is an employee of Fidelity Investments (2024-present). Prior to joining Fidelity, Ms. Macarchuk was a Partner at Dechert LLP (law firm, 2022-2024), where she focused her corporate practice on financial services and asset management industry. Prior to joining Dechert LLP, Ms. Macarchuk was Managing Director, Chief Operating Officer and General Counsel for Angel Island Capital, LLC (2019-2022) and Managing Director, General Counsel Public Markets at Kohlberg Kravis Roberts & Co. (2010-2019).

Ms. Macarchuk’s appointment coincides with the resignation, effective as of the close of business on November 30, 2024, of Margaret Carey as the Secretary and Chief Legal Officer of the Fund. Ms. Carey’s decision to resign was not the result of any disagreement relating to FMR LLC or the Fund’s operations, policies or practices. Ms. Carey will continue in her role within Fidelity Investments as Senior Vice President, Deputy General Counsel.

In addition, on November 6, 2024, the Board of Directors of the Fund appointed Stephanie Caron as Chief Financial Officer (“CFO”) of the Fund, effective on December 1, 2024.

Ms. Caron also serves as Chief Financial Officer of other funds. Ms. Caron is Head of Fidelity Fund and Investment Operations (2024-present) and is an employee of Fidelity Investments. Ms. Caron serves as President, Executive Vice President, or Director of certain Fidelity entities. Previously, Ms. Caron was Head of Investment Services for Strategic Advisers LLC (investment adviser firm, 2019-2024).

Ms. Caron’s appointment coincides with the resignation, effective as of the close of business on November 30, 2024, of John J. Burke III as the Chief Financial Officer of the Fund. Mr. Burke’s decision to resign was not the result of any disagreement relating to FMR LLC or the Fund’s operations, policies or practices. Mr. Burke has assumed a new role within Fidelity Investments as Chief Risk Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1

First Commitment Increase Request, dated as of November 26, 2024, by and among Fidelity Direct Lending Fund I JSPV LLC, as borrower, Fidelity Private Credit Company LLC, as portfolio manager, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Company LLC

Date: December 2, 2024	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer